Exhibit 10.1
AMENDMENT NO. 3
TO
IR BIOSCIENCES HOLDINGS, INC.

2003 STOCK OPTION, DEFERRED STOCK AND RESTRICTED STOCK PLAN

Pursuant to Section 7 of the IR BioSciences Holdings, Inc. 2003 Stock Option, Deferred Stock and Restricted Stock Plan (the “Plan”) the Board of Directors has duly adopted a resolution to amend provisions of the Plan to allow for the grant of Bonus Stock awards as follows:

The name and title of the Plan is hereby amended to read in its entirety as follows:

“IR BioSciences Holdings, Inc. 2003 Stock Option, Deferred Stock, Restricted Stock and Bonus Stock Plan”

Section 1(b)(2) of Plan is hereby amended to read in its entirety as follows:

“Award” means any award of Deferred Stock, Restricted Stock, Stock Option or Stock Bonus.”

A new Section 1(b)(22) is hereby added to read in its entirety as follows:

“Bonus Stock” means an award of shares of Stock granted pursuant to Section 6A which may be subject to provisions for forfeiture and other restrictions and objectives that will lapse as set forth in the grant.”

Section 2(b) of Plan is hereby amended to read in its entirety as follows:

“The Administrator shall have the power and authority to grant to Eligible Persons, pursuant to terms of the Plan: (i) Stock Options, (ii) Deferred Stock, (iii) Restricted Stock, (iv) Bonus Stock, or (v) any combination of the foregoing.”

Section 2(b)(2) of Plan is hereby amended to read in its entirety as follows:

“to determine whether and to what extent Stock Options, Deferred Stock, Restricted Stock, Bonus Stock or a combination of the foregoing, are to be granted to Eligible Persons of the Company.”

Section 2(b)(4) of Plan is hereby amended to read in its entirety as follows:

“to determine the terms and conditions, not inconsistent with the terms of the Plan, of any such Award including, but not limited to, (i) the restricted period applicable to Deferred Stock, Restricted Stock or Bonus Stock awards, (ii) the date or dates on which restrictions applicable to such Deferred Stock, Restricted Stock or Bonus Stock awards shall lapse during such period, and (iii) when and in what increments shares covered by Stock Option may be purchased, subject to applicable rules and regulations and restrictions set forth herein: and”

The first sentence of Section 4 ELIGIBILITY is hereby amended to read in its entirety as follows:

“ Officers, employees and directors of, and consultants and advisors providing services to the Company, shall be eligible to be granted Non-Qualified Stock Options, Deferred Stock, Restricted Stock or Bonus Stock awards hereunder.”

A new Section 6A entitled Stock Bonus is hereby added to read in its entirety as follows:

“SECTION 6A.   BONUS STOCK

(a) Bonus Stock awards may be issued to Eligible Persons either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the Eligible Persons, and the time or times at which grants of the Bonus Stock awards shall be made and the vesting thereof; the number of shares to be awarded; the provisions for the forfeiture of and restrictions on the sale, resale or other disposition of the shares to be awarded, if any; the performance objectives applicable to the Bonus Stock awards, if any; the date or dates on which restrictions applicable to such Bonus Stock awards shall lapse, if any; and all other conditions of the Bonus Stock awards.  The Administrator may also condition the grant of Bonus Stock awards upon the exercise of Stock Options, Deferred Stock or Restricted Stock, or upon such other criteria as the Administrator may determine, in its sole discretion. The provisions of the Bonus Stock awards need not be the same with respect to each recipient.

(b) There shall be no price paid by the recipient of any Bonus Stock award.

                (c) The prospective recipient of a Bonus Stock award shall not have any rights with respect to such Award, unless and until such recipient has executed an agreement evidencing the Award (a " Bonus Stock Award Agreement") and has delivered a fully executed copy thereof to the Company, within a period of sixty days (or such other period as the Administrator may specify) after the Award date.”

Except as provided below in this paragraph (c) of Section 6A, (i) each Participant who is awarded Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock; and (ii) such certificate shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

"The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the IR BioSciences Holdings, Inc. 2003 Stock Option, Deferred Stock, Restricted Stock and Bonus Stock Plan and a Bonus Stock Award Agreement entered into between the registered owner and IR BioSciences Holdings, Inc. Copies of such Plan and Agreement are on file in the offices of IR BioSciences Holdings, Inc."

The Company shall require that the stock certificates evidencing such shares be held in the custody of the Company until the restrictions thereon shall have lapsed, and, as a condition of any Bonus Stock award, the Participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such Award.

With respect to Bonus Stock awards, at the expiration of the Restricted Period, if any, stock certificates in respect of such shares of Bonus Stock shall be delivered to the Participant, or his legal representative, in a number equal to the shares of Stock covered by the Bonus Stock award.

                                (d) The Bonus Stock awards granted pursuant to this Section 6A shall be subject to the following restrictions and conditions:

                      (i) Subject to the provisions of the Plan and the Bonus Stock Award Agreement, during such period as may be set by the Administrator commencing on the grant date (the "Restricted Period"), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Bonus Stock awarded under the Plan other than by will or the laws of descent and distribution. Within these limits, the Administrator may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain performance related goals, the Participant's termination, death or Disability or the occurrence of a "Change of Control" as defined in Section 9 below; provided, however, that the restriction on transferability referenced as above may not be waived.

                      (ii) Except as provided in paragraph (d)(i) of this Section 6A, the Participant shall have, with respect to the shares of Bonus Stock, all of the rights of a stockholder of the Company, including the right to vote the shares, and the right to receive any dividends thereon during the Restricted Period, if any. With respect to Bonus Stock awards, the Participant shall generally not have the rights of a stockholder of the Company, including the right to vote the shares during the Restricted Period, if any; provided, however, that dividends declared during the Restricted Period with respect to the number of shares covered by a Bonus Stock award shall be paid to the Participant. Certificates for shares of unrestricted Stock shall be delivered to the Participant promptly after, and only after, the Restricted Period shall expire without forfeiture in respect of such shares of Bonus Stock, except as the Administrator, in its sole discretion, shall otherwise determine.

                      (iii) Subject to the provisions of the Bonus Stock Award Agreement and this Section 6A, upon termination of employment for any reason during the Restricted Period, all shares subject to any restriction as of the date of such termination shall be forfeited by the Participant”

Section 9(a)(i) is hereby amended to read in its entirety as follows:

“Declare that the restrictions applicable to any Restricted Stock, Deferred Stock or Bonus Stock awards under the Plan shall lapse in full or in part, and that such shares and Awards shall be deemed fully or partially vested.”

Section 16 TERM OF PLAN is hereby amended to read in its entirety as follows:

“No Stock Option, Deferred Stock, Restricted Stock or Bonus Stock Award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.”

All other terms and provisions of the Plan, including the provisions of previous amendments to the Plan, shall remain unchanged and in full force and effect as written.

Pursuant to Section 7 of the Plan, no vote of the Stockholders was required to approved this Amendment No. 4 to the Plan.

IN WITNESS WHEREOF, this Amendment No. 3 to the IR BioSciences Holdings, Inc. 2003 Stock Option, Deferred Stock and Restricted Stock Plan is made effective this 28th day of May, 2009.

IR BIOSCIENCES HOLDINGS, INC.,
A Delaware Corporation
Date: May 28, 2009	By:	/s/ Michael K. Wilhelm
Michael K. Wilhelm
Chief Executive Officer